Exhibit 99.1

Wesco Aircraft Holdings to Acquire Haas Group Inc.; Provides Preliminary Results for First Fiscal Quarter of 2014

VALENCIA, CA, January 30, 2014 — Wesco Aircraft Holdings, Inc. (“Wesco” or the “Company”) (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has entered into an agreement to acquire Haas Group Inc. (“Haas”) for $550 million in cash, subject to certain closing adjustments, from certain investment funds affiliated with The Jordan Company, L.P.

With $573.5 million in 2012 revenues, Haas is a leading global provider of chemical supply chain management (“CSCM”) solutions to the commercial aerospace, airline, military, energy, and other markets.  Haas is headquartered in West Chester, PA, with over 1,300 employees and 35 distribution hubs and forward stocking locations around the world.

Wesco’s strategic rationale for the acquisition includes:

•                  Acquisition of a leader in the large and growing area of CSCM, with an addressable market currently estimated at more than $2 billion

•                  Compelling customer value proposition, helping customers to reduce costs and comply with increasingly complex regulatory requirements for chemical usage

•                  Haas’ proprietary IT system (tcmIS) that interfaces directly with customer and supplier enterprise resource planning systems

•                  Significant expansion of Wesco’s customer base; many opportunities to increase sales by leveraging and cross—selling into each company’s respective base of customers

•                  Addition of more than 125,000 SKUs from over 5,000 suppliers

•                  Experienced senior management team with a proven record of success; business will continue to be led by the current CEO, Thad Fortin

Randy Snyder, Chairman and CEO of Wesco said, “We are very excited about this opportunity to bring Haas and its outstanding employees into the Wesco family.  We believe that the acquisition of Haas will provide significant opportunities for Wesco to continue growing at above-market rates.  The culture, capabilities, and scope of Haas’ global business are an ideal fit for the Company.  The acquisition of Haas will add over 125,000 SKUs, value added supply chain management solutions and a world class group of over 1,300 employees to Wesco.”

Thad Fortin, CEO of Haas added, “We are excited to be working with a company with the reputation and proven performance of Wesco, and for the many opportunities this combination will bring for Haas employees.  We believe this combination will further strengthen the value proposition for our customers, and we look forward to contributing to Wesco’s continued growth and success.”

The acquisition is expected to be financed by a new $525 million term loan B facility (“Term Loan B”) to be added to the Company’s existing senior secured credit facilities, cash on hand and drawings under the Company’s existing revolving credit facility, with the Term Loan B expected to be provided by a group of lenders led by BofA Merrill Lynch.  Wesco expects the acquisition, which has been unanimously approved by the boards of directors of Wesco and Haas, to close by the end of the first calendar quarter of 2014, subject to customary closing conditions.

The Company plans to provide additional information regarding the acquisition at the time of its upcoming fiscal first quarter 2014 earnings call to be held on Wednesday, February 5, 2014 at 5:00 pm ET.

Evercore is acting as financial advisor and Latham & Watkins LLP is serving as legal advisor to Wesco.  Harris Williams & Co. is acting as financial advisor and Mayer Brown LLP is serving as legal advisor to The Jordan Company.

Preliminary Results for the First Fiscal Quarter of 2014

In advance of the earnings call scheduled for February 5, 2014, the Company is also providing preliminary estimates of its results for the first fiscal quarter of 2014.  Revenues for the quarter are expected to be between $223 to $227 million, an increase of between 5.6% to 7.5% compared to the prior year period. Diluted EPS is expected to be between $0.24 to $0.26, compared to $0.19 in the prior year period, with Adjusted Diluted EPS between $0.26 to $0.28, compared to $0.25 in the prior year period.

Greg Hann, Chief Financial Officer of Wesco said, “We continued to experience strong organic revenue growth, despite one less workday for Wesco during the quarter compared to the prior year. In addition, we experienced unexpected prolonged holiday shutdowns and vacations by a number of our top customers.  We estimate that the combination of these factors led to a reduction of approximately $0.02 to our Adjusted Diluted EPS for the quarter.  We expect to recover these earnings over the course of the coming months.”

He continued, “At this time we are reiterating our original guidance for revenues of between $975 million to $1.01 billion, and Adjusted Diluted EPS of between $1.31 to $1.37 for this fiscal year.  We expect the acquisition of Haas to be accretive upon closing to our Adjusted Diluted EPS, and plan to update our full year guidance to reflect the acquisition after the transaction closes.”

Additional information related to Wesco’s first quarter performance will be provided in the Company’s earnings release, which will be issued after market close on February 5, 2014.

To learn more about Wesco and Haas, visit www.wescoair.com and www.haasgroupintl.com.

About Wesco Aircraft Holdings, Inc.

Wesco is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management.  The Company believes it offers one of the world’s broadest inventories of aerospace parts, comprised of more than 525,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco has more than 1,300 employees across 43 locations in 13 countries.

About Haas Group Inc.

Haas Group Inc. is a leading global provider of CSCM solutions to the commercial aerospace, airline, military, energy, and other markets. Haas’ services include sourcing and procurement, inspection and quality assurance, warehousing and inventory management and process control and usage management. Haas offers a broad array of products, including over 125,000 different stock keeping units and 90,000 unique chemicals from over 5,000 suppliers. Haas is headquartered in West Chester, PA, with over 1,300 employees and 35 distribution hubs and forward stocking locations around the world.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco, Haas, the proposed acquisition and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Wesco and Haas, as well as assumptions made by, and information currently available to, such management.  Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.  These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control.  Therefore, you should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed acquisition; risks that the businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the condition of the aerospace industry; reductions in military spending; business risks as a result of supplying equipment and services to the U.S. Government; risks associated with the Company’s long-term, fixed-price agreements, which have no guarantee of future sales volume; risks associated with the loss of a significant customer; the Company’s failure to compete successfully in its highly competitive global industry; risks associated with the Company’s rapid expansion; supply-chain risk; the Company’s dependence on complex information technology; and the Company’s dependence on key personnel.

The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Wesco’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this communication (including information included or incorporated by reference herein) are based upon information available to Wesco as of the date hereof, and Wesco undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Mark Davidson

Investor Relations

661-802-5090

Mark.Davidson@wescoair.com